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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-71936) pertaining to the 2000 Non-Officer Equity Incentive Plan of Inhale Therapeutic Systems, Inc. and to the incorporation by reference therein of our report dated January 23, 2001, with respect to the consolidated financial statements of Inhale Therapeutic Systems, Inc. included in its Amended Annual Report (Amendment No. 2 to Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission, and of our report dated January 5, 2001, with respect to the financial statements of Bradford Particle Design, plc included in Amendment No. 1 to the Current Report on Form 8-K of Inhale Therapeutic Systems, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
January 8, 2002

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS